UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	[X]	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

Monmouth Real Estate Investment Corporation

2020 Virtual Annual Meeting FAQ’s

How do I register for the virtual Annual Meeting?

Please visit http://viewproxy.com/mreic/2020 to register.

ALL REGISTRATIONS MUST BE RECEIVED BY 11:59 PM EDT ON May 11, 2020.

●	If you own shares of Monmouth common stock registered in your name on the books of American Stock Transfer & Trust Company, our transfer agent, as of the close of business on March 13, 2020, the record date for the virtual Meeting (a “registered holder”), please click “Registration for Registered Holders” and enter your name, address and phone number.

●	If you hold shares of Monmouth’s common stock in an account at a broker, bank, trust or other nominee as of the close of business on March 13, 2020, the record date for the virtual Annual Meeting (a “beneficial holder”), please click “Registration for Beneficial Holders” and enter your name, phone number and email, and click submit. If you wish to vote electronically at the virtual Annual Meeting, please upload or email a copy of your legal proxy that you have obtained from your bank or broker to VirtualMeeting@viewproxy.com.

Please note: Beneficial holders must obtain a copy of a legal proxy from their bank or broker and submit it with their registration if they wish to vote electronically during the virtual Annual Meeting. If you are a beneficial holder and you have provided voting instructions to your broker, bank or other nominee by mail, telephone or internet before the virtual Annual Meeting, you do not need to submit a legal proxy with your registration in order for your vote to be counted at the virtual Annual Meeting.

I’ve submitted my registration – what happens now?

A member of our team will review your registration and you will receive an email once your submission has been confirmed along with the meeting password. If you are a registered holder or a beneficial holder and you have provided a valid legal proxy in connection with your registration, you will also receive your Virtual Control Number in this e-mail. You will need the Virtual Control Number and password in order to attend the virtual meeting.

If you have other questions or issues, please email VirtualMeeting@viewproxy.com

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You will need your Virtual Control Number to vote your shares during the meeting.

How do I demonstrate proof of stock ownership?

If you are a registered holder of Monmouth’s common stock as of the close of business on March 13, 2020, the record date for the virtual Annual Meeting, the proof of your stock ownership is your name and address as it appears on the proxy card or notice you received. Our team will cross-check this with a list of all registered holders to confirm your ownership.

If you are a beneficial holder of Monmouth’s common stock as of the close of business on March 13, 2020, the record date for the virtual Annual Meeting, your proof will be the copy of your legal proxy that you obtain from your bank or broker, a copy of your voter instruction form, proxy card or broker statement. Please upload or email your proof of ownership to VirtualMeeting@viewproxy.com.

How do I attend the meeting?

If you have registered for the virtual Annual Meeting, please visit http://viewproxy.com/mreic/2020/vm with the password that was provided to your confirmation of registration e-mail. This will give you access to the Monmouth Real Estate Investment Corporation 2020 virtual Annual Meeting.

How do I vote during the meeting?

Please visit www.fcrvote.com/MNR in order to vote your shares during the meeting while the polls are open. You will need your Virtual Control Number in order to vote your shares.

If you are a registered holder, or if you are a beneficial holder and you provided a legal proxy in connection with your registration, your Virtual Control Number was assigned to you in your confirmation email, after your registration was confirmed.

If you have returned a completed and signed proxy card or provided voting instructions to your broker, bank or other nominee by telephone or internet before the virtual Annual Meeting, you do not need to vote again during the meeting in order for your vote to be counted at the virtual Annual Meeting.

Where can I find my Virtual Control Number?

If you are a registered holder or if you are a beneficial holder and you provided a legal proxy in connection with your registration, you will receive the Virtual Control Number after registering at: http://viewproxy.com/mreic/2020.

If you have other questions or issues, please email VirtualMeeting@viewproxy.com

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Please note: Beneficial holders must obtain a copy of a legal proxy from their bank or broker and submit it with their registration if they wish to obtain a Virtual Control Number and vote electronically during the virtual Annual Meeting.

I am trying to access the meeting, but I cannot get in, why?

Please be sure that you have already registered to attend the virtual Annual Meeting. If you have already registered and still cannot access the meeting, be sure that you have downloaded the required software. If you are still having a problem, please e-mail VirtualMeeting@viewproxy.com.

What if I hold multiple positions and have multiple Virtual Control Numbers, which Virtual Control Number do I use to access the Virtual Meeting?

You will only need the password to access the meeting, however you will need to use each Virtual Control Number in order to vote each position.

If you have other questions or issues, please email VirtualMeeting@viewproxy.com

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